UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2019

MDU RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-03480	30-1133956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 West Century Avenue

P.O. Box 5650

Bismarck, North Dakota 58506-5650

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement.

On February 22, 2019, MDU Resources Group, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with J.P. Morgan Securities LLC and MUFG Securities Americas Inc. (together, the “Sales Agents” and, each individually, a “Sales Agent”), which provides for the issuance and sale from time to time by the Company of up to 10,000,000 shares (the “Shares”) of common stock, par value $1.00 per share, of the Company. The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-220026), which became effective upon its filing with the Securities and Exchange Commission (the “Commission”) on August 18, 2017, as amended by a post-effective amendment thereto, filed with the Commission on January 2, 2019 (as amended, the “Registration Statement”), and a prospectus, which consists of a base prospectus filed on August 18, 2017 with the Registration Statement, and a prospectus supplement, dated February 22, 2019. Sales of the Shares, if any, may be made in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, or otherwise as agreed between the Company and a Sales Agent.

Under the Agreement, the Company will designate the minimum price and maximum number of Shares to be sold through either Sales Agent on any given trading day or over a specified period of trading days, and such Sales Agent will use commercially reasonable efforts to sell such Shares on such days, subject to certain conditions. Under the Agreement, the Company may also sell Shares to either Sales Agent, as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Shares to either Sales Agent as principal, the Company will enter into a separate terms agreement with such Sales Agent, and the Company will describe such agreement in a separate prospectus supplement or pricing supplement. The Sales Agents are not required to sell any specific number or dollar amount of Shares, but, subject to the terms and conditions of the Agreement, each Sales Agent will use its commercially reasonable efforts to sell on the Company’s behalf the Shares the Company designates from time to time.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment and the financing of possible acquisitions.

The Agreement contains customary representations, warranties and agreements by the Company, including obligations of the Company to indemnify the Sales Agents for certain liabilities under the Securities Act. Under the terms of the Agreement, the Company will pay each Sales Agent a commission equal to up to 1.0% of the gross proceeds from sales of the Shares.

Each Sales Agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of MUFG Securities Americas Inc. is a lender under the Montana-Dakota Utilities Co. revolving credit facility, a respective affiliate of each Sales Agent is a lender under the Centennial Energy Holdings, Inc. revolving credit facility and an affiliate of J.P. Morgan Securities LLC is a lender under the Cascade Natural Gas Corporation revolving credit facility. Such affiliates may receive a portion of the proceeds from the sale of the Shares in the offering in the event that such proceeds are used to repay loans under the Montana-Dakota Utilities Co. revolving credit facility, the Centennial Energy Holdings, Inc. revolving credit facility and/or the Cascade Natural Gas Corporation revolving credit facility.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. A legal opinion relating to the Shares is filed herewith as Exhibit 5.1.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Distribution Agreement, dated February 22, 2019, between MDU Resources Group, Inc. and J.P. Morgan Securities LLC and MUFG Securities Americas Inc.

5.1	Opinion of Perkins Coie LLP, with respect to the legality of the securities being registered.

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019
MDU RESOURCES GROUP, INC.

	By:	/s/ Daniel S. Kuntz
Daniel S. Kuntz
Vice President, General Counsel and Secretary